Exhibit 99.1

1RT Acquisition Corp. Announces the Pricing of $150,000,000 Initial Public Offering

New York, NY, July 1, 2025 (GLOBE NEWSWIRE) -- 1RT Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 15,000,000 units. The units are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading tomorrow, July 2, 2025, under the ticker symbol “ONCHU.” Each unit consists of one Class A ordinary share and one-quarter of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “ONCH” and “ONCHW,” respectively. The offering is expected to close on July 3, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on digital assets and technology-enabled businesses, particularly those in the cryptocurrency, blockchain, and fintech sectors. The Company intends to focus on a target that leverages the extensive digital assets expertise and network of its management team. The Company will pursue completing a business combination with an established business of scale poised for continued growth, led by a highly regarded management team.

The Company’s management team is led by Dan Tapiero, its Chief Executive Officer and Chairman of the Board of Directors (the “Board”), and Joe Majocha, its Chief Financial Officer. The Board also includes Jeffrey Blockinger, Matt Frymier, Jeffrey Nuechterlein and Eric Vincent. The management team brings significant experience in digital assets, cryptocurrency markets, and technology investments.

Cantor Fitzgerald & Co. acted as the sole book-running manager of the offering. Roberts & Ryan, Inc. acted as co-manager of the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022, or by email at prospectus@cantor.com.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on July 1, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

1RT Acquisition Corp.

ir@1rtfund.com

Media Contact:

M Group Strategic Communications

1RT@mgroupsc.com